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                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints GERRY B. CAMERON, STEVEN P. ERWIN, DWIGHT V. BOARD, and SHERYL DAWSON, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all such person's capacities with U. S. Bancorp, an Oregon corporation, to sign a registration statement on Form S-4 relating to shares of U. S. Bancorp to be issued in connection with the merger of Sun Capital Bancorp, into U. S. Bancorp, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing and to execute any and all instruments which they or each of them deem necessary or desirable in connection with said registration statement as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in one or more counterparts, which taken together shall constitute one and the same original.

          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 8th day of November, 1996.

          Signature                           Title
          ---------                           -----
/s/Gerry B. Cameron                           Chairman of the Board and Chief
Gerry B. Cameron                              Executive Officer and Director


/s/Steven P. Erwin                            Executive Vice President and
Steven P. Erwin                               Chief Financial Officer


-----------------                             Director
Harry Bettis


/s/Carolyn Silva Chambers                     Director
Carolyn Silva Chambers


/s/Franklin G. Drake                          Director
Franklin G. Drake


/s/Robert L. Dryden                           Director
Robert L. Dryden


---------------                               Director
John B. Fery


/s/Joshua Green III                           Director
Joshua Green III


/s/Daniel R. Nelson                           Director
Daniel R. Nelson


/s/Allen T. Noble                             Director
Allen T. Noble
/s/Paul A. Redmond                            Director
Paul A. Redmond


/s/N. Stewart Rogers                          Director
N. Steward Rogers


/s/Benjamin R. Whiteley                       Director
Benjamin R. Whiteley